POWER OF ATTORNEY

Know all by these presents, that I hereby constitute and appoint each of Ben G. Campbell and Troy Renner my true and lawful
attorney-in-fact and agent, each acting alone, with full power of substitution for me and in my name, place and stead, to:

  1.  execute for me and on my behalf, in my capacity as an officer and/or director of C.H. Robinson Worldwide, Inc., Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities and Exchange
Act of 1934, as amended, and the rules promulgated thereunder;

  2.  do and hereby perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report, including
the completion, execution and filing of Form ID, complete and execute any amendment or amendments thereto and timely file
such Form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

  3.  take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to me, in my best interest or legally required by me, it being understood that
the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact full power and
authority to do and perform any and every act and thing
whatsoever requisite, necessary or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if
personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is C.H. Robinson
Worlwide, Inc. assuming, any of my responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934, as
amended.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with
respect to my holdings of and transactions in securities
of C.H. Robinson Worldwide, Inc., unless earlier revoked
by me in a signed writing delivered to the attorneys-in-fact named above.

    IN WITNESS WHEREOF, I have signed this Power of Attorney
on December 11, 2012.

/s/ Tom Mahlke
Signature